Exhibit 10.5

                           CONSULTING AGREEMENT WITH
                                 BRIAN K. BOSIEN

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                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into this 8th day of March, 2002 by and between ATNG, INC. (the "Company") and BRIAN K. BOSIEN (the "Consultant").

     WHEREAS, Consultant is skilled in providing legal services and has provided legal services to Company in the past;

     WHEREAS, the Consultant has provided $50,000 in services to the Company;

     NOW THEREFORE,  in consideration  of the mutual covenants  contained herein
and  other  good  and  valuable   consideration,   receipt   whereof  is  hereby
acknowledged, it is agreed.

     1. The Company has engaged the Consultant for services and wishes to pay the Consultant and has agreed to payment of fees due for services already rendered through issuance of stock.

     2. In partial consideration of the services already provided, the Consultant shall receive 40,000 shares of the Company's common stock which shall be issued for the accrual due and owing as a result of prior services rendered to the Company by the Consultant. The number of shares set forth above is based on an estimated effective price of $1.25 per share. If the effective price varies, the number of shares shall be adjusted accordingly.

     3. The Company will register all the compensation shares pursuant to a registration statement on Form S-8 on or before September 30, 2002.

         4. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with


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proper postage and  registration  or  certification  fees prepaid,  addressed at their principal place of business or to such other address as may be designated by either party in writing.

     5. This Agreement shall be governed by and interpreted pursuant to the laws of the state of California. By entering into this Agreement, the parties agree to the jurisdiction of the California courts with venue in Los Angeles County, California. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     6. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

CONSULTANT:                               COMPANY:
                                          ATNG, INC.


/s/Brian K. Bosien                        BY: Tag Chong Kim
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BRIAN K. BOSIEN                           TAG CHONG KIM, Chairman











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